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                                                                   EXHIBIT 10.25


                                OPTION AGREEMENT

                                           October 26, 1999

Rothschild Recovery Fund L.P.
c/o Rothschild, Inc.
1251 Avenue of the Americas
New York, New York 10020

Gentlemen:

         Foothill Capital Corporation, as agent ("Senior Agent"), the financial institutions party to the Loan Agreement hereinafter referred to (each, individually a "Lender" and collectively, "Lenders") and certain subsidiaries of Anker Coal Group, Inc. ("Borrowers") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated as of November 21, 1998, by and among Borrowers, Lenders and Senior Agent, as amended by Amendment No. 1 to Loan Documents, dated August 4, 1999, by and among Borrowers, Anker Coal Group, Inc. ("Parent") and certain of its subsidiaries as guarantors ("Guarantors"), Lenders and Senior Agent, Amendment No. 2 to Loan Documents, dated August 27, 1999, by and among Borrowers, Guarantors, Lenders and Senior Agent and Amendment No. 3 to Loan Documents, dated as of October 1, 1999, by and among Borrowers, Guarantors, Lenders and Senior Agent (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and all other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (as all of the foregoing now exist, are modified hereby or are hereafter amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Loan Documents").

         Parent has issued or is about to issue its 14.25% Second Priority Senior Secured Notes (the "Notes") pursuant to the Indenture, dated as of October 1, 1999 (the "Note Indenture"), by and among Parent, certain subsidiaries of Parent and The Bank of New York, as trustee (in such capacity, the "Note Trustee"), which notes are or will be secured by certain assets and properties of Borrowers and Guarantors (the "Shared Collateral"). Senior Agent and The Bank of New York, as collateral agent under the Note Indenture (in such capacity, the "Note Collateral Agent"), have entered or are about to enter into an Intercreditor Agreement, dated as of October 1, 1999 (the "Intercreditor Agreement"), by and between Senior Agent and the Note Collateral Agent, pursuant to which Agent and the Note Collateral Agent confirmed or will confirm the relative priority of the security interests of Agent and the Note Collateral Agent in the Shared Collateral and provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.


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         On the date hereof, Rothschild Recovery Fund L.P. ("RRF") is the holder of $40,935,000 of Notes and RRF has requested that Agent and Lenders grant for due and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, to RRF or its designee on its own behalf or as agent ("Purchaser") an option to purchase the Senior Debt and Agent and Lenders are willing to grant to Purchaser such an option on the terms and conditions set forth herein.

         Terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement.

         In consideration of the foregoing and the respective agreements and covenants herein, the parties hereto agree as follows:

         1.  Purchase Option.

             1.1 Election. Prior to the exercise by Senior Agent of any of its remedies under the Loan Documents or applicable law in respect of the Shared Collateral, Senior Agent shall deliver to Note Collateral Agent a written notice (the "Option Trigger Notice") of its intention to exercise such remedies. Upon receipt of the Option Trigger Notice, Purchaser shall have the option, but not the obligation, within ten (10) days after receipt by Purchaser of the Option Trigger Notice, to elect to purchase all, but not less than all, of the Senior Debt from Lenders by delivery to Senior Agent within such ten (10) day period a written notice of such election (the "Election Notice").

             1.2 Purchase Date. Unless the Election Notice shall have been previously revoked, on the date that is not later than thirty days after the date of receipt by Senior Agent of the Election Notice (the "Closing Date"), Lenders and Agent shall, subject to any required approval of any court or other regulatory or governmental authority or any participants, sell to Purchaser and Purchaser shall purchase from Lenders, all but not less than all of the Senior Debt, together with Senior Agent's interests in the Lender Collateral.

             1.3 Closing. On the Closing Date, Purchaser shall (i) pay to Senior Agent as the purchase price thereof the full amount of all Senior Debt then outstanding and unpaid (including principal, interest, early termination and other fees and expenses, including reasonable attorneys' fees and legal expenses), (ii) furnish (A) substitute letters of credit (which shall be issued by banks, and be in form and substance, reasonably acceptable to Senior Agent) or (B) cash collateral to Lenders in such amounts as Senior Agent determines is reasonably necessary to secure Lenders in connection with any issued and outstanding letters of credit provided by Lenders (or letters of credit that Lenders have arranged to be provided by third parties pursuant to the Loan Documents) to Debtors and (iii) agree to reimburse Senior Agent and Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with (x) any commissions, fees, costs or expenses related to any issued and outstanding letters of credit described above as to which Lenders have not yet received final and indefeasible payment, (y) any checks or other payments provisionally credited the Senior Debt



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and/or as to which Lenders have not yet received final and indefeasible payment and (z) all other contingent obligations of Debtors under the Senior Creditor Agreements. Such purchase price and any cash collateral shall be remitted on the Closing Date by wire transfer in Federal funds to the bank account of Senior Agent described on Schedule A attached hereto, or such other bank account as Senior Agent may designate in writing for such purpose to Purchaser not less than two business days prior to the Closing Date. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Purchaser to the bank account designated by Senior Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by Purchaser to the bank account designated by Lenders are received in such bank account later than 1:00 p.m., New York City time. Senior Agent shall deliver to Purchaser on the Closing Date duly executed assignments of the Loan Documents and all Mortgages and security interests, including assignment of UCC Financing Statements on Form UCC-3 or such other forms as may be necessary or appropriate and all promissory notes evidencing the Senior Debt duly endorsed.

             1.4 No Representation or Warranty. Such purchase shall be expressly made without representation or warranty of any kind by Senior Agent or Lenders as to the Senior Debt, the Lender Collateral or otherwise and without recourse to Senior Agent or Lenders, except that Lenders shall represent and warrant: (i) that Lenders own the Senior Debt free and clear of any liens or encumbrances created by Senior Agent or Lenders and (ii) Lenders have the right to assign the Senior Debt (subject to the consents referred to above) and the assignment is duly authorized. Upon the purchase by Purchaser of the Senior Debt, Purchaser shall indemnify and hold Senior Agent and Lenders harmless from and against all loss, cost, damage or expenses (including reasonable attorneys' fees and legal expenses) suffered or incurred by Senior Agent or Lenders arising from or in any way relating to the act or omissions of Purchaser after the purchase. Purchaser shall acknowledge that (i) Agent and Lenders have made no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrowers or Guarantors, or the validity or enforceability of the Senior Debt and (ii) Purchaser has, independently of and without reliance on Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Senior Debt.

         2. Exercise of Remedies. Upon receipt by Senior Agent of an Election Notice in accordance with the provisions of Section 1.1 hereof, Senior Agent and Lenders shall forbear from exercising their rights and remedies under the Loan Documents or applicable law in respect of the Shared Collateral other than Accounts and Inventory for the period (the "Forbearance Period") commencing on the date of receipt by Senior Agent of the Election Notice and ending on the earlier to occur of (x) the date of the purchase and sale and (y) the date that is thirty (30) days after receipt by Senior Agent of the Election Notice; provided, that, nothing herein shall prohibit Senior Agent or Lenders from acting to protect the value of any Shared Collateral or Senior Agent's or Lenders' interest therein. Nothing herein shall prohibit Senior Agent or Lenders from exercising any of their respective rights or remedies set forth in the Loan Documents or under



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applicable law with respect to the Accounts and Inventory of Borrowers and
Guarantors provided that any sale or other disposition of Accounts and Inventory conducted by Senior Agent or Lenders shall be conducted in a commercially reasonable manner in accordance with applicable law. Upon the termination of the Forbearance Period, the agreement of Senior Agent and Lenders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Senior Agent and Lenders to exercise all such rights and remedies without any further notice, passage of time or forbearance of any kind.

         3.  Miscellaneous.

             3.1 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section 3.1):

         To Senior Agent
         and Lenders:          Foothill Capital Corporation
                               11111 Santa Monica Boulevard
                               Suite 1500
                               Los Angeles, California 90025-3333
                               Attention:    Business Finance
                                             Division Manager
                               Fax No. (310) 470-9788

                    and to:    Foothill Capital Corporation
                               60 State Street
                               Suite 1150
                               Boston, Massachusetts 02109
                               Attention: Loan Portfolio Manager
                               Fax No.: (617) 523-1697

         To Purchaser:         Rothschild Recovery Fund L.P.
                               c/o Rothschild, Inc.
                               1251 Avenue of the Americas
                               New York, New York 10020
                               Attention: Wilbur Ross
                               Fax No.: (212) 403-3578



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         with a copy to:       Coudert Brothers
                               1114 Avenue of the Americas
                               New York, New York 10031
                               Attention:  Ted Farris, Esq.
                               Fax No.: (212) 626-4120

Any party hereto may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other parties hereto in conformity with this Section 3.1, but such change shall not be effective until notice of such change has been received by the other parties.

             3.2 Headings. The headings listed herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

             3.3   Governing Law; Choice of Forum.

             (a) The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York.

             (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS INTERCREDITOR AGREEMENT.

             3.4 Further Assurances. Agent, Lenders, RRF and Purchaser shall execute and deliver such additional documents and take such additional action as may be necessary or desirable, as determined by Agent, RRF and Purchaser, to effectuate the provisions and purposes of this Agreement.

             3.5 Assignment. RRF may assign its rights under this Agreement to any Affiliate of RRF and to any Person that may be a co-lender or participant in the Senior Debt from and after the Closing Date.

             3.6 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

                  [remainder of page intentionally left blank]



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         Please sign the enclosed counterpart of this Agreement in the space provided below, whereby this Agreement, as accepted by RRF, shall become a binding agreement among Agent, Lenders and RRF.


                              Very truly yours,

                              FOOTHILL CAPITAL CORPORATION as Agent and as a Lender

                              By: /s/ Anthony Aloi
                                  ---------------------------
                              Title: Vice President
                                     ------------------------


                              CONGRESS FINANCIAL CORPORATION

                              By: /s/ Cindy Denbaum
                                  --------------------------

                              Title: Vice President
                                     -----------------------


                              SUNROCK CAPITAL CORP.

                              By: /s/ illegible
                                  --------------------------

                              Title: Senior Vice President
                                     -----------------------



AGREED TO:

ROTHSCHILD RECOVERY FUND L.P.
Rothschild Recovery Associates LLC, its General Partner

By: /s/ David H. Storper
    --------------------------
Title: Principal Member
       -----------------------


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                                   SCHEDULE A
                                       TO
                                OPTION AGREEMENT

                           Wire Transfer Instructions

                            The Chase Manhattan Bank
                               New York, New York
                                  ABA 021000021
                      Credit: Foothill Capital Corporation
                               Account: 323-266193
                           Re: Anker Coal Group, Inc.



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